Exhibit 99.1

ServiceSource Reports First Quarter 2022 Financial Results

Revenue of $48.9 million, up 8.6% year-over-year

GAAP Net Loss of $4.4 million; Non-GAAP Net Income of $1.1 million

Adjusted EBITDA of $2.6 million

Free cash flow of $1.4 million

DENVER, May 10, 2022 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three months ended March 31, 2022.

“We had a strong start to the year on many fronts, maintaining healthy revenue growth and expanded profitability year-over-year,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “Our results clearly show the impact of the work we’ve done to strengthen our operating model and refine our solution offerings. We continue to attract new logos, our existing relationships are expanding nicely, and we are more effectively serving them at a level of delivery excellence that builds clients for life.”

Key Financial Results – First Quarter 2022

●	GAAP revenue was $48.9 million, compared with $45.0 million reported for Q1 2021.
●	GAAP net loss was $4.4 million or $0.04 per diluted share, compared with GAAP net loss of $8.8 million or $0.09 per diluted share reported for Q1 2021.
●	Non-GAAP net income was $1.1 million or $0.01 per diluted share, compared with non-GAAP net loss of $2.1 million or $0.02 per diluted share reported for Q1 2021.
●	Adjusted EBITDA, a non-GAAP financial measure, was $2.6 million, compared with negative $0.2 million reported for Q1 2021.
●	Cash, cash equivalents, and restricted cash of $31.8 million and borrowings under the Revolver of $10.0 million as of March 31, 2022.

A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights – First Quarter 2022

●	Won two new client logos in the quarter, including a market-leading graphing database company and a growing cloud computing and services company.
●	Executed on recent program expansions and drove higher levels of productivity, contributing to approximately 16% year-over-year revenue growth on a combined basis from the company’s ten largest clients in the quarter.
●	Renewed or extended approximately 94% of the contract value that was up for renewal in the quarter.
●	Maintained strong go-to-market momentum and sales activity, including an approximately 7% year-over-year increase in new bookings on a trailing twelve-month basis.
●	Successfully went live and ramped engagements worldwide for new clients that were signed at the end of the fourth quarter.

“We built on our momentum from last year and began 2022 with a very successful first quarter,” commented Chad Lyne, executive vice president and chief financial officer of ServiceSource. “With 8.6% year-over-year revenue growth, we delivered the strongest first quarter comparison since 2014. Our non-GAAP gross profit margins expanded 340 basis points year-over-year, Adjusted EBITDA was up $2.8 million year-over-year, and we generated $1.4 million of free cash flow in the quarter. We are incredibly proud of how our teams continue to execute at a high level and the positive impact this performance is having on all of our stakeholders.”

Quarterly Conference Call

In light of the pending transaction announced yesterday, the earnings conference call that was scheduled for Tuesday, May 10th, 2022 at 9:30 a.m. MDT (11:30 a.m. EDT) will no longer be held.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our operating model and solutions offerings, our ability to attract new logos and expand existing relationships, our ability to serve our clients, and the impact of our performance on stakeholders. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions, including, but not limited to, the COVID-19 pandemic and Russia's invasion of Ukraine - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including, but not limited to, as a result of the COVID-19 pandemic or Russia's invasion of Ukraine; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX®) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX® solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net revenue	$48,893	$45,023
Cost of revenue(1)	35,745	34,067
Gross profit	13,148	10,956
Operating expenses:
Sales and marketing(1)	3,996	4,030
Research and development(1)	1,386	1,160
General and administrative(1)	11,321	12,190
Restructuring and other related costs	—	920
Total operating expenses	16,703	18,300
Loss from operations	(3,555)	(7,344)
Interest and other expense, net	(178)	(1,160)
Loss before provision for income taxes	(3,733)	(8,504)
Provision for income tax expense	(649)	(331)
Net loss	$(4,382)	$(8,835)
Net loss per share, basic and diluted	$(0.04)	$(0.09)
Weighted-average common shares outstanding, basic and diluted	99,398	97,234

(1) Reported amounts include stock-based compensation expense as follows:

	For the Three Months Ended March 31,
	2022	2021
Cost of revenue	$138	$130
Sales and marketing	346	191
Research and development	24	15
General and administrative	2,112	2,139
Total stock-based compensation	$2,620	$2,475

ServiceSource International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$29,518	$28,507
Accounts receivable, net	37,938	43,571
Prepaid expenses and other	7,858	8,995
Total current assets	75,314	81,073

Property and equipment, net	15,898	18,721
ROU assets	23,110	23,043
Contract acquisition costs	497	558
Goodwill	6,334	6,334
Other assets	2,717	2,719
Total assets	$123,870	$132,448

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,612	$832
Accrued expenses	3,299	4,152
Accrued compensation and benefits	13,955	19,999
Revolver	10,000	10,000
Operating lease liabilities	7,740	8,614
Other current liabilities	648	793
Total current liabilities	37,254	44,390

Operating lease liabilities, net of current portion	20,481	19,869
Other long-term liabilities	1,180	1,155
Total liabilities	58,915	65,414

Stockholders' equity:
Preferred stock	—	—
Common stock	10	10
Treasury stock	(441)	(441)
Additional paid-in capital	388,213	385,827
Accumulated deficit	(323,710)	(319,328)
Accumulated other comprehensive income	883	966
Total stockholders' equity	64,955	67,034
Total liabilities and stockholders' equity	$123,870	$132,448

ServiceSource International, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,382)	$(8,835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,522	3,657
Amortization of contract acquisition costs	90	167
Amortization of ROU assets	2,051	2,391
Stock-based compensation	2,620	2,475
Restructuring and other related costs	—	902
Other	15	265
Net changes in operating assets and liabilities:
Accounts receivable, net	5,557	4,131
Prepaid expenses and other assets	1,088	(2,099)
Contract acquisition costs	(31)	(51)
Accounts payable	808	3,952
Accrued compensation and benefits	(5,913)	(3,673)
Operating lease liabilities	(2,359)	(2,738)
Accrued expenses	(828)	(511)
Other liabilities	(59)	504
Net cash provided by operating activities	2,179	537
Cash flows from investing activities:
Purchases of property and equipment	(741)	(1,019)
Net cash used in investing activities	(741)	(1,019)
Cash flows from financing activities:
Repayment on finance lease obligations	(52)	(161)
Proceeds from Revolver	10,000	—
Repayment of Revolver	(10,000)	—
Proceeds from issuance of common stock	—	132
Payments related to minimum tax withholdings on RSU releases	(247)	—
Net cash used in financing activities	(299)	(29)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(128)	650
Net change in cash and cash equivalents and restricted cash	1,011	139
Cash and cash equivalents and restricted cash, beginning of period	30,801	36,326
Cash and cash equivalents and restricted cash, end of period	$31,812	$36,465

Use of Non-GAAP Financial Measures

To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.

ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its ongoing core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.

Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), net, non-cash interest expense, and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs and amortization of contract acquisition costs related to the initial adoption of ASC 606.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.

GAAP To Non-GAAP Reconciliation

(in thousands, except per share amounts)

(unaudited)

		For the Three Months Ended March 31,
		2022	2021
Net revenue		$48,893	$45,023

Gross profit
GAAP gross profit		$13,148	$10,956
Non-GAAP adjustments:
Stock-based compensation	(A)	138	130
Amortization of internally developed software	(B)	2,423	1,832
Non-GAAP gross profit		$15,709	$12,918

Gross profit %
GAAP gross profit		26.9%	24.3%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.3%	0.3%
Amortization of internally developed software	(B)	5.0%	4.1%
Non-GAAP gross profit		32.1%	28.7%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$16,703	$18,300
Non-GAAP adjustments:
Stock-based compensation	(A)	(2,482)	(2,345)
Amortization of internally developed software	(B)	(173)	(360)
Restructuring and other related costs	(C)	—	(920)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(15)	(84)
Non-GAAP operating expenses		$14,033	$14,591

Net income (loss)
GAAP net loss		$(4,382)	$(8,835)
Non-GAAP adjustments:
Stock-based compensation	(A)	2,620	2,475
Amortization of internally developed software	(B)	2,596	2,192
Restructuring and other related costs	(C)	—	920
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	15	84
Non-cash interest expense	(E)	15	18
Income tax effect on non-GAAP adjustments	(F)	246	1,077
Non-GAAP net income (loss)		$1,110	$(2,069)

Diluted net income (loss) per share
GAAP diluted net loss per share		$(0.04)	$(0.09)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.03	0.03
Amortization of internally developed software	(B)	0.03	0.02
Restructuring and other related costs	(C)	0.00	0.01
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00
Non-cash interest expense	(E)	0.00	0.00
Income tax effect on non-GAAP adjustments	(F)	0.00	0.01
Non-GAAP diluted net income (loss) per share		$0.01	$(0.02)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis	(G)	99,398	97,234

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.

(E) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(F) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, and E noted above on our non-GAAP net income (loss).

(G) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three months ended March 31, 2022 and 2021.

ServiceSource International, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

		For the Three Months Ended March 31,
		2022	2021
Net loss		$(4,382)	$(8,835)
Provision for income tax expense		649	331
Interest and other expense, net		178	1,160
Depreciation and amortization(1)		3,522	3,657
EBITDA		(33)	(3,687)
Stock-based compensation	(A)	2,620	2,475
Restructuring and other related costs	(C)	—	920
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	15	84
Adjusted EBITDA		$2,602	$(208)

(1) Depreciation and amortization expense are comprised of the following:

	For the Three Months Ended March 31,
	2022	2021
Internally developed software amortization	$2,596	$2,192
Property and equipment depreciation	926	1,465
Depreciation and amortization	$3,522	$3,657

Investor Relations Contact for ServiceSource:

Chad Lyne

ServiceSource International, Inc.

investorrelations@servicesource.com